UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

WINTRUST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	001-35077 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)

9700 W. Higgins Road, Suite 800 Rosemont, Illinois (Address of principal executive offices)		60018 (Zip Code)

Registrant’s telephone number, including area code (847) 939-9000

Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	WTFC	The NASDAQ Global Select Market
Series D Preferred Stock, no par value	WTFCM	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2020, Wintrust Financial Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as representative of the several underwriters named in Schedule A thereto (the “Underwriters”), providing for the offer and sale in a firm commitment underwritten public offering (the “Offering”) of 10,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, no par value per share (the “Series E Preferred Stock”), with a liquidation preference of $25,000 per share (equivalent to $25.00 per Depositary Share). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to 1,500,000 additional Depositary Shares to cover over-allotments.

The Underwriting Agreement includes customary representations, warranties and covenants by each of the Company and the Underwriters related to the Offering. The Company also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Offering is being conducted pursuant to the Prospectus Supplement, dated May 6, 2020 (the “Prospectus Supplement”), to the Prospectus dated May 6, 2020, forming a part of the Company’s effective shelf registration statement on Form S-3 (File No. 333-238023). The Offering is expected to close on May 15, 2020, subject to customary closing conditions.

The estimated net proceeds from the Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $241.4 million, or approximately $277.7 million if the Underwriters exercise their over-allotment option in full. The Company intends to use the net proceeds from the Offering for general corporate purposes, as described further in the Prospectus Supplement.

Certain affiliates of the Underwriters serve as lenders and administrative agent under the Company’s existing credit facilities, the terms of which are set forth in the Company’s Credit Agreement, dated as of September 18, 2018, among the Company, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent. In addition, the Underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, financial advisory, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates and have received, or may in the future receive, customary fees and commissions for those transactions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 3.03.	Material Modification to the Rights of Security Holders.

In connection with the Offering, the Company is establishing a new series of preferred stock, designated as the “6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E” of the Company. The Series E Preferred Stock will rank senior to the Company’s common stock and each other class or series of capital stock it may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series E Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company. The Series E Preferred Stock will rank on a parity with the Company’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, no par value (the “Series D Preferred Stock”), and each other class or series of capital stock the Company may issue in the future, the terms of which expressly provide that such class or series will rank on a parity with the Series E Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company.

Under the terms of the Series E Preferred Stock, the ability of the Company to declare or pay dividends on, make distributions with respect to, or to redeem, purchase or otherwise acquire for consideration, the Company’s common stock or any other stock ranking junior to or on a parity with the Series E Preferred Stock, including the Series D Preferred Stock, is subject to restrictions in the event that the Company has not declared and either paid or set aside a sum sufficient for payment of full dividends on the Series E Preferred Stock for the most recently completed dividend period. The terms of the Series E Preferred Stock, including such restrictions, are more fully described in the Certificate of Designations for the Series E Preferred Stock (the “Certificate of Designations”), which establishes the rights, preferences, privileges, qualifications, restrictions and limitations of the Series E Preferred Stock. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2020, the Company filed the Certificate of Designations with the Secretary of State of the State of Illinois amending the amended and restated articles of incorporation of the Company, which became effective upon filing. The Certificate of Designations creates the Series E Preferred Stock out of the authorized and unissued shares of preferred stock of the Company, establishes the terms of the Series E Preferred Stock, fixes the authorized number of shares of Series E Preferred Stock to 14,000, and provides for certain other rights, preferences, privileges, qualifications, restrictions and limitations of the Series E Preferred Stock. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 6, 2020, between Wintrust Financial Corporation and RBC Capital Markets, LLC, as representative of the several underwriters named in Schedule A thereto.

3.1	Certificate of Designations of Wintrust Financial Corporation filed on May 7, 2020 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series E Preferred Stock.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:	/s/ Kathleen M. Boege
Kathleen M. Boege Executive Vice President, General Counsel and Corporate Secretary

Date: May 8, 2020

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